400 Collins Road NE Cedar Rapids, Iowa 52498

News Release

Rockwell Collins reaffirms fiscal year 2008 financial guidance and announces financial guidance for fiscal year 2009

•	Fiscal year 2009 revenues projected to be in the range of $5.05 billion to $5.1 billion, an increase of between 6% and 7% year-over-year

•	Fiscal year 2009 earnings per share projected to be in the range of $4.35 to $4.55, an increase of between 7% and 12% year-over-year

CEDAR RAPIDS, Iowa (September 10, 2008) - Rockwell Collins, Inc. (NYSE: COL) today reaffirmed its fiscal year 2008 guidance that revenues will be about $4.75 billion and earnings per share should be in a range from $4.05 to $4.10, despite the impact of strikes at both Hawker Beechcraft and Boeing, two of its largest customers. The company estimates that, if the Boeing strike lasts approximately 45 days, the total impact of both strikes will be a reduction in sales of about $40 million, of which $30 million will be incurred in fiscal 2008’s fourth quarter. Fiscal year 2008 guidance accommodates this impact and all other aspects of the company’s guidance also remain unchanged.

For fiscal year 2009, the company anticipates revenues totaling between $5.05 billion and $5.1 billion, earnings per share in the range of $4.35 to $4.55, and cash flow from operations of $725 million to $775 million. Total company sales are expected to be about evenly split between Commercial Systems and Government Systems. Total segment operating margins are expected to be in the range of 22.5 to 23%.

“With our strong market positions, diversification across many product and customer markets, and balance between Government and Commercial segments, we expect 2009 to be another year of solid growth for our company,” said Rockwell Collins Chairman, President and Chief Executive Officer, Clay Jones. “Even with the challenging market conditions facing our Commercial Systems segment, we believe Rockwell Collins has the operating strength to deliver continued improvement in revenues, segment operating margins and earnings per share.”

Details related to the projected performance of the company’s Commercial and Government Systems businesses for fiscal year 2009 are as follows:

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In Commercial Systems, which provides aviation electronic systems, products and services to air transport, business and regional aircraft manufacturers and airlines worldwide, strong OEM build rates and the positive impact of market share gains, particularly in business aircraft, are projected to generate about a 5% increase in revenues. This growth rate includes the impact of an expected reduction of about $64 million, or nearly 44%, in wide-body aircraft in-flight entertainment (IFE) products and systems revenues. Excluding the wide-body aircraft IFE products and systems, growth in Commercial Systems is expected to be approximately 9%. Included in the growth projections are the following assumptions: a Boeing strike lasting no more than 45 days; 2009 growth in aircraft OEM deliveries in the mid teens including the impact of the strikes at Boeing and Hawker Beechcraft; and a 5% reduction in world wide commercial airline capacity.

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In Government Systems, which provides communication and electronic systems, products and services for airborne and surface applications to the U.S. Department of Defense, other government agencies, civil agencies, defense contractors and foreign ministries of defense, the environment for defense spending is expected to remain stable and result in growth in fiscal year 2009 revenues of approximately 8%. Included in the growth projections are the following assumptions: strong increases in programs focused on avionics and mission electronics solutions for fighters, bombers, and UAS platforms; continued demand for avionic upgrades for transport and rotary wing aircraft; and growth in programs focused on communication, computation and display solutions for ground and maritime applications.

Other assumptions integral to the development of the company’s projected total segment operating margin, earnings per share and cash flow financial guidance for fiscal year 2009 are as follows:

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Research and development (R&D) expenditures are planned to be in the range of $950 million to $1.0 billion, or about 20% of total company sales. This forecast includes company-funded R&D which is expected to represent about 8% of total company sales.H

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The company’s effective income tax rate is expected to be in the range of 31% to 34%. The upper end of the projected fiscal year 2009 effective tax rate range assumes legislation for the Federal R&D Tax Credit, which expired as of December 31, 2007, is not renewed, and the lower end assumes the legislation is renewed and available on a going forward basis as of January 1, 2009 and applied retroactively to the period back to December 31, 2007.

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Cash flow from operations for fiscal year 2009 is expected to be in the range of $725 million to $775 million. The projected increase in cash flow from operations is principally due to the positive impact of higher net income and improved working capital performance, partially offset by higher income tax payments as well as a higher level of deferred pre-production engineering costs related to new aircraft programs. The projected fiscal year 2009 cash flow from operations range also includes a voluntary qualified defined benefit pension plan contribution of $75 million, expected to be made in the company’s first fiscal quarter.

•	Capital expenditures are projected to total about $170 million, or about 3.3% of sales, compared to $170 million forecasted for fiscal year 2008, or about 3.6% of sales.

The following is a summary of the company’s financial guidance for fiscal year 2009.

•	Total sales $5.05 Bil. to $5.1 Bil.

•	Total segment operating margins 22.5% to 23%

•	Earnings per share $4.35 to $4.55

•	Cash flow from operations $725 Mil. to $775 Mil.

•	Research & development costs $950 Mil. to $1 Bil.

•	Capital expenditures about $170 Mil.

Rockwell Collins is a pioneer in the development and deployment of innovative communication and aviation electronic solutions for both commercial and government applications. Our expertise in flight deck avionics, cabin electronics, mission communications, information management, and simulation and training is delivered by 20,000 employees, and a global service and support network that crosses 27 countries. To find out more, please visit www.rockwellcollins.com.

This press release contains statements, including certain projections and business trends, that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to the financial condition of our customers (including major U.S. airlines); the health of the global economy; delays related to the award of domestic and international contracts; the continued support for military transformation and modernization programs; additional adverse impact of oil prices on the commercial aerospace industry; the impact of the global war on terrorism on U.S. government military procurement expenditures and budgets; changes in domestic and foreign government spending, budgetary and trade policies adverse to our businesses; market acceptance of our new and existing technologies, products and services; reliability of and customer satisfaction with our products and services; favorable outcomes on or potential cancellation or restructuring of contracts, orders or program priorities by our customers; customer bankruptcies and profitability; recruitment and retention of qualified personnel; regulatory restrictions on air travel due to environmental concerns; effective negotiation of collective bargaining agreements by us and our customers including the duration of the strike at the Boeing Company; performance of our suppliers and subcontractors; risks inherent in development and fixed price contracts, particularly the risk of cost overruns; risk of significant disruption to air travel; our ability to execute to our internal performance plans such as our productivity improvement and cost reduction initiatives; achievement of our acquisition and related integration plans; continuing to maintain our planned effective tax rates; our ability to develop contract compliant systems and products on schedule and within anticipated cost estimates; risk of fines and penalties related to noncompliance with export control regulations; risk of asset impairments and government claims related to our pension plan freeze; our ability to win new business and convert those orders to sales within the fiscal year in accordance with our annual operating plan; and the uncertainties of the outcome of litigation, as well as other risks and uncertainties, including but not limited to those detailed herein and from time to time in our Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof and the company assumes no obligation to update any forward-looking statement.

Media Contact:	Investor Contact:

Pam Tvrdy 319.295.0591 pjtvrdy@rockwellcollins.com	Dan Swenson 319.295.7575 investorrelations@rockwellcollins.com